                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant                               [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         BOLDER TECHNOLOGIES CORPORATION
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


  ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

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     3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     4. Proposed maximum aggregate value of transaction:

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     5. Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

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     2.   Form, Schedule or Registration Statement No.:

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     3.   Filing Party:

     -------------------------------------------------------------------------

     4.   Date Filed:

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

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 1998

TO THE STOCKHOLDERS OF BOLDER TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLDER TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 4, 1998, at 11:00 a.m. local time, at the Company's facilities located at 4403 Table Mountain Drive, Golden, Colorado 80403 for the following purposes:

         1. To elect three Class II Directors to hold office until the 2001 Annual Meeting of Stockholders.

         2. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 16, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors,

                                     /s/ Joseph F. Fojtasek

                                     Joseph F. Fojtasek, Secretary


Golden, Colorado
April 30, 1998

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 4, 1998


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bolder Technologies Corporation, a Delaware corporation ("Bolder" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 4, 1998, at 11:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4403 Table Mountain Drive, Golden, Colorado 80403. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 30, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock or Series A Preferred Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock or Series A Preferred Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock or Series A Preferred Stock at the close of business on April 16, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 1998, the Company had outstanding and entitled to vote 9,555,494 shares of Common Stock and 336,200 shares of Series A Preferred Stock.

         Record holders of Common Stock and Series A Preferred Stock shall vote together as one class on all matters to be voted upon at the Annual Meeting. Each holder of record of Common Stock will be entitled to one vote per share and each holder of record of Series A Preferred Stock will be entitled to 3.33 votes per share.

         Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors and the ratification of the appointment of the Company's auditors if such firms have not received voting instructions from a beneficial owner. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will have no effect with respect to the approval of any matter considered at the Annual Meeting.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of establishing a quorum.

         With regard to the election of Class II Directors, stockholders may vote in favor or withhold authority; shares for which authority is withheld will be excluded entirely from the vote and will have no effect.

         With regard to the proposal to ratify the Company's auditors, stockholders may vote in favor, against, or abstain. Abstentions will be excluded entirely from the vote and will have no effect.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4403 Table Mountain Drive, Golden, Colorado 80403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the Proxy Statement and the form of proxy relating to the Company's 1999 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 31, 1998. Such proposals should be directed to the attention of the Secretary of the Company.

                                   PROPOSAL 1

                         ELECTION OF CLASS II DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until such director's successor is elected and qualified. The Board of Directors is presently composed of seven members. There are three Class II Directors, whose term of office expires in 1998. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINEES

         Section 5(c) of the Company's Bylaws provides that any stockholder of the Company entitled to vote in the election of directors at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is timely given to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting, with certain exceptions. This notice must set forth the following information:

         (a) the name, age, business address and residence address of each person whom the stockholder proposes to nominate;

         (b) the principal occupation or employment of such persons;

         (c) the class and number of shares of the Company which are beneficially owned by such persons;

         (d) a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

         (e) any other information relating to such person as would be required pursuant to Regulation 14A of the Securities Exchange Act of 1934 Act (the "1934 Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

         (f) the stockholder's name and address as they appear on the Company's books;

         (g) the class and number of shares of the Company beneficially owned by the stockholder;

         (h) any material interest of the stockholder in the election of such nominee as director; and

         (i) any other information required by Regulation 14A of the 1934 Act.

         Pursuant to the above requirements, appropriate notices in respect of nominations for directors to be elected at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than April 5, 1999.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

         Set below is biographical information as of April 30, 1998 for each person nominated to serve on the Board of Directors and each person whose term of office as a director will continue after the Annual Meeting.

           NAME                        AGE         CLASS
           ----                        ---         -----
Wilmer R. Bottoms, Ph.D.(1)(2)          55         Class II Director

William D. Connor                       67         Class II Director

Carl S. Stutts (1)(2)                   51         Class II Director

Donovan B. Hicks                        60         Class III Director

Tristan E. Juergens                     53         Class III Director

Daniel S. Lankford                      52         Class I Director

David L. Riegel (1)(2)                  60         Class I Director

----------------------------------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING (CLASS II DIRECTORS)

         WILMER R. BOTTOMS, PH.D. has been a director at Bolder since 1993. Since July 1996, Dr. Bottoms has served as Chairman of the Board and Chief Executive Officer of Credence Systems Corporation, a manufacturer of semiconductor test equipment. From 1984 to July 1996, Dr. Bottoms was a Senior Vice President of Patricof & Co. Ventures, Inc., a venture capital firm. Dr. Bottoms received a Ph.D. from Tulane University and a B.S. from Huntington College.

         WILLIAM D. CONNOR was appointed a director of Bolder in July 1997. In March 1996, Dr. Connor founded and currently serves as President of Vista2000, Inc., a firm specializing in general and international management consulting for high technology and electronics companies. Prior to forming Vista2000, Inc., Dr. Connor held a variety of positions at Motorola, Inc., most recently as Corporate Vice President and Director of the Information Technology, General Systems sector. Dr. Connor received a D.B.A. and an M.B.A. from the University of Southern California and a B.A. from the University of Miami.

         CARL S. STUTTS has been a director at Bolder since 1992. Mr. Stutts is a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II, L.P., a venture capital fund, a position he has held since 1988. Mr. Stutts was a director of Thesis, Inc., which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy laws in July 1994. Mr. Stutts received an M.B.A. from the University of Houston and a B.S. from North Carolina State University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING
(CLASS III DIRECTORS)

         DONOVAN B. HICKS was appointed a director of Bolder in July 1997. Mr. Hicks is the founder and managing partner of Cygnus Enterprise Development L.L.C., a company that assists in the development of emerging companies. Mr. Hicks served as President and Chief Executive Officer of Ball Aerospace and Technologies Corp., a wholly-owned subsidiary of Ball Corporation, from August 1995 until his retirement on December 31, 1996. Mr. Hicks received a B.S. from Colorado State University.

         TRISTAN E. JUERGENS is the Company's founder and has served as a member of the Company's Board of Directors since 1991. Mr. Juergens served as the Company's Chief Technical Officer from May 1992 to March 1996 and as its President from March 1991 to May 1992. Mr. Juergens holds a B.S. from the University of Wisconsin.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING (CLASS I DIRECTORS)

         DANIEL S. LANKFORD has served as Chief Executive Officer and President of Bolder since July 1994 and as Chairman of the Board of Directors since October 1996. Prior to joining the Company, Mr. Lankford was Chief Executive Officer of Lucent Microelectronics-Europe from December 1989 to July 1994, and prior to that, Mr. Lankford served as Vice President of Marketing for Lucent's worldwide microelectronics unit. He received his M.S. as a Sloan Fellow from Stanford University and his B.S. from Johns Hopkins University.

         DAVID L. RIEGEL has been a director at Bolder since 1992. From May 1992 to October 1992 Mr. Riegel served as the Chief Executive Officer of the Company. Mr. Riegel was the Executive Vice President and Chief Operating Officer of Exabyte Corporation, a data storage company, from December 1994 until his retirement in September 1997. From July 1993 to December 1994, Mr. Riegel was Senior Vice President of Operations at Exabyte. From November 1992 to July 1993, he was Senior Vice President of 8mm Operations at Exabyte. From July 1990 until November 1992, Mr. Riegel served as President and Chief Executive Officer of PrairieTek Corp., a disk drive manufacturer. Mr. Riegel received a B.S. from Purdue University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1997 the Board of Directors held 14 meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. It met once during the fiscal year ended December 31, 1997.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. The Compensation Committee met once during the fiscal year ended December 31, 1997.

         During the fiscal year ended December 31, 1997, each director other than Mr. Hicks attended 75% or more of the meetings of the Board and of the committees on which he served, held during the period for which he served as a director and committee member, respectively.

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1991. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, excluding abstentions, will be required to ratify the selection of Arthur Andersen LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below are the names, periods of service and past experience of the executive officers and key employees of the Company.

         NAME                        AGE                   POSITION
         ----                        ---                   --------
EXECUTIVE OFFICERS

Daniel S. Lankford                    52     Chief  Executive  Officer,  President and Chairman of
                                             the Board

Joseph F. Fojtasek                    57     Chief  Financial  Officer,  Vice President of Finance
                                             and Administration, Secretary and Treasurer

Sandra D. Schreiber                   49     Senior Vice President, Operations

Arnold C. Allen                       58     Vice President, Commercial Development

Arthur S. Homa, Ph.D.                 44     Vice President, Technology

KEY EMPLOYEES

Ramesh C. Bhardwaj, Ph.D.             42     Director of Electrochemistry

Richard T. Johnson                    51     Director of Product Engineering

Kevin C. Obenchain                    42     Controller

Victor Rompa                          37     Director of Product Management

Steven M. Sherepita                   47     Director of Facilities and Manufacturing

Richard D. Sander                     51     Director of Human Resources

James W. Walker, Ph.D.                54     Director of Quality

EXECUTIVE OFFICERS

         See "Proposal 1 - Election of Class II Directors" for the biography of Mr. Lankford.

         JOSEPH F. FOJTASEK joined Bolder as Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer in February 1996. From April 1992 to February 1996, Mr. Fojtasek served as Vice President and Chief Financial Officer of CoCensys, Inc., a biopharmaceutical company. In 1990 and 1991, Mr. Fojtasek provided financial consulting services, in some cases acting as Chief Financial Officer, to various early stage technology companies. He received his M.B.A. and B.S. from the University of Texas.

         SANDRA D. SCHREIBER has served as the Company's Senior Vice President, Operations since August 1995 and served as Vice President, Quality from March 1994 to February 1995, when she became Vice President, Operations. Prior to joining Bolder in August 1993, Ms. Schreiber was Vice President, Technical Operations at Ivion Corporation, a manufacturer of infusion pumps. Ms. Schreiber received her B.S. from Montana State University.

         ARNOLD C. ALLEN joined Bolder in October 1994 as Vice President, Marketing and Sales, a position he held until October 1997, when he became Vice President, Commercial Development. From April 1993 to October 1994, Mr. Allen was the Director of Marketing and Sales for OPTIMA Battery Company, a manufacturer of batteries. From 1991 to April 1993, Mr. Allen was an Environmental Clean-Up Process Manager for Halliburton Corporation, an energy company. Mr. Allen has a B.S. from the United States Naval Academy.

         ARTHUR S. HOMA, PH.D. joined Bolder in December 1997 as Vice President, Technology. From 1992 to 1997, Dr. Homa was Vice President, Technology for Rayovac Corporation, a battery manufacturer. From 1988 to 1992, Dr. Homa was Research and Development Manager for ELTECH Systems Corporation, a company specializing in electrochemical production technology. From 1981 to 1988, Dr. Homa was employed by General Electric in various research positions. Dr. Homa received his Ph.D. in Electrochemistry from Case Western Reserve University and his B.A. in Chemistry and Physics from Franklin & Marshall College.

KEY EMPLOYEES

         RAMESH C. BHARDWAJ, PH.D. joined Bolder in June 1996 as Principal Materials Scientist. In March of 1997, he became Director of Electrochemistry. From May 1994 to June 1996, Dr. Bhardwaj was an Engineer V with Rockwell International Company. From April 1993 to May 1994, Dr. Bhardwaj was Principal Scientist with Lockheed Engineering and Sciences Company, in their White Sands Test Facility, NASA-Johnson Space Center. From May 1988 to April 1993, Dr. Bhardwaj was Senior Scientist in the Department of Chemistry at Texas A&M University. Dr. Bhardwaj holds a Ph.D. from the University of Jodbur and an M.B.A. from New Mexico State University.

         RICHARD T. JOHNSON joined Bolder in April 1998 as Director of Product Engineering. From 1974 to March 1998, Mr. Johnson served in technical and senior technical management positions at Johnson Controls, Inc., a manufacturer of automotive systems and building controls and a leading manufacturer of lead acid batteries for the automotive starting market. Most recently he served as Director of Technology Development in the Johnson Control's Battery Group. Mr. Johnson received his B.S. in Chemical Engineering from the University of Wisconsin.

         KEVIN C. OBENCHAIN, CPA, joined Bolder in November 1996 as Controller. From November 1994 to May 1996, Mr. Obenchain was the Controller for Combyte, Inc., a manufacturer of data storage products. From 1991 to October 1994, Mr. Obenchain was a Division Accountant at Array Technology Corporation, a manufacturer of disk arrays. Mr. Obenchain has an M.B.A. in Accounting from the University of Colorado and a B.A. from Michigan State University.

         VICTOR ROMPA joined Bolder in September 1994 as its Quality Engineer and became Director of Quality in August of 1996 and Director of Product Management in August of 1997. From April 1991 to September 1994, Mr. Rompa was Manager, Product Assurance and Test, for SAFT Aerospace Batteries, a battery manufacturer. Mr. Rompa holds a B.S.E.E. from the University of Hartford.

         STEVEN M. SHEREPITA joined Bolder in March 1993 and is the Director of Facilities and Manufacturing. Prior to joining Bolder, Mr. Sherepita was employed with OPTIMA Battery Company.

         RICHARD D. SANDER joined Bolder in 1994 and became Manager of Human Resources in February 1996 and Director of Human Resources in October 1996. Prior to joining Bolder, Mr. Sander served as Executive Director for several human service agencies in Denver and Iowa. Mr. Sander has an M.A. in Management from the University of San Francisco.

         JAMES W. WALKER, PH.D. joined Bolder as Director of Quality in December 1997. From 1989 to 1997, Dr. Walker was the Quality Department Manager for Atmel Corporation, a maker of technically advanced integrated circuits. Dr. Walker holds a Ph.D. and an M.S. in Solid State Physics from the University of Illinois.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of each class of the Company's outstanding voting securities as of February 28, 1998 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities.

                                           BENEFICIAL OWNERSHIP                     BENEFICIAL OWNERSHIP OF
                                             OF COMMON STOCK(1)                       SERIES A PREFERRED STOCK(1)
                                 ---------------------------------------     ----------------------------------------
    BENEFICIAL OWNER             NUMBER OF SHARES       PERCENT OF TOTAL     NUMBER OF SHARES        PERCENT OF TOTAL
---------------------------      ----------------       ----------------     ----------------        ----------------
Funds managed by Patricof            1,991,126                21.0%                     --                      --
  & Co. Ventures, Inc.(2)
2100 Geng Road
Palo Alto, CA  94303

Columbine Venture Fund II,           1,842,561                19.4%                     --                      --
  L.P.
6312 South Fiddler's Green
Circle, Suite 260
Englewood, CO 80111

Heartland Advisors, Inc.               666,666(3)              6.8%                 80,000                    23.8%
790 North Milwaukee Street
Milwaukee, WI  53202

The Bank of New York                   666,666(4)              6.6%                200,000                    59.5%
925 Patterson Plank Road
Secaucus, NJ  07094

Johnson Controls Battery               558,666                 5.9%                     --                      --
  Group, Inc.
5757 North Green Bay Ave.
P.O. Box 591
Milwaukee, WI  53201

The TCW Group, Inc.                    522,000                 5.5%                     --                      --
865 South Figueroa Street
Los Angeles, CA  90017

Woodland Partners LLC                  518,800(5)              5.5%                     --                      --
60 South Sixth Street
Suite 3750
Minneapolis, MN  55402

Wachovia Bank, N.A.                    133,333(4)              1.4%                 40,000                    11.9%
100 North Main Street
NC 37121
Winston-Salem, NC  27150

Daniel S. Lankford(6)                  345,789                 3.6%                     --                      --

                                           BENEFICIAL OWNERSHIP                     BENEFICIAL OWNERSHIP OF
                                             OF COMMON STOCK(1)                       SERIES A PREFERRED STOCK(1)
                                 ---------------------------------------     ----------------------------------------
    BENEFICIAL OWNER             NUMBER OF SHARES       PERCENT OF TOTAL     NUMBER OF SHARES        PERCENT OF TOTAL
---------------------------      ----------------       ----------------     ----------------        ----------------

Joseph F. Fojtasek(7)                   50,514                  *                   --                      --

Sandra D. Schreiber(8)                  81,533                  *                   --                      --

Arnold C. Allen(9)                      28,751                  *                   --                      --

Wilmer R. Bottoms, Ph.D.(10)             3,555                  *                   --                      --

William D. Connor                        6,500                  *                   --                      --

Donovan B. Hicks                         1,000                  *                   --                      --

Tristan E. Juergens(11)                339,938                3.6%                  --                      --

David L. Riegel(12)                     86,116                  *                   --                      --

Carl S. Stutts(13)                   1,846,116               19.4%                  --                      --

All executive officers and           2,789,812               28.2%                  --                      --
directors as a group
(11 persons)(14)

-------------------------

* Less than one percent.

   (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the conversion of Series A Preferred Stock within 60 days of February 28, 1998 and shares of Common Stock subject to options exercisable within 60 days of February 28, 1998 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,476,415 shares of Common Stock and 336,200 shares of Series A Preferred Stock outstanding on February 28, 1998, adjusted as required by rules promulgated by the SEC.

   (2) Consists of 1,389,811 shares held by APA Excelsior III, L.P., 529,638 shares held by Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. and 71,677 shares held by CIN Venture Nominees Limited.

   (3) Includes 266,666 shares issuable upon conversion of Series A Preferred Stock.

   (4) Consists solely of shares issuable upon conversion of Series A Preferred Stock.

   (5) Includes 430,700 shares as to which Woodland Partners LLC has sole voting power and 88,100 shares as to which Woodland Partners LLC has shared voting power.

   (6) Includes 29,375 shares which are subject to repurchase by the Company prior to becoming vested (such vesting occurring at the rate of 5,875 shares per month) and 210,372 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

   (7) Includes 48,148 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

   (8) Includes 74,931 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

   (9) Includes 25,054 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

  (10) Consists solely of shares subject to stock options that are exercisable within 60 days of February 28, 1998.

  (11) Includes 2,444 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

  (12) Includes 31,055 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

  (13) Includes 1,842,561 shares held by Columbine Venture Fund II, L.P. ("Columbine"). Mr. Stutts is a general partner of Columbine Venture Management II, the general partner of Columbine. Mr. Stutts disclaims beneficial ownership of the shares held by Columbine except to the extent of his pecuniary interest arising from his general partnership interest therein. Also includes 3,555 shares subject to stock options that are exercisable within 60 days of February 28, 1998.

  (14) Includes 399,114 shares subject to stock options that are exercisable within 60 days of February 28, 1998. Also see notes 6 through 13 above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that initial reports were filed late by Messrs. Connor, Hicks and Homa, and one report, covering one transaction, was filed late by Mr. Connor.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, other than grants of nonstatutory stock options to non-employee directors under the Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan"). The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings, in accordance with Company policy.

         Non-employee directors are eligible only for nonstatutory option grants. Each person who becomes a non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of stockholders of the Company, each non-employee director who has continuously served as a non-employee director since the last annual meeting will be granted an option to purchase 1,000 shares of Common Stock, and each other person who is then a non-employee director will be granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. Initial options granted to non-employee directors vest in five equal annual increments following the date of grant, and annual options granted to non-employee directors vest in three equal annual increments following the date of grant.

         During the last fiscal year, the Company granted options covering an aggregate of 24,000 shares to its six non-employee directors, at a weighted average exercise price of $14.06 per share.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1995, 1996 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of its three next most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                         ANNUAL COMPENSATION           AWARDS
                                                    -------------------------       ------------
                                                                                     SECURITIES
                                                                                     UNDERLYING    ALL OTHER
                                        FISCAL        SALARY          BONUS           OPTIONS     COMPENSATION
   NAME AND PRINCIPAL POSITION           YEAR          ($)             ($)              (#)            ($)
----------------------------------      ------      ----------      ---------       ------------  -------------
Daniel S. Lankford...............        1995       $ 180,000       $   8,400           21,150           --
   Chief Executive Officer,              1996         193,333          80,000          121,166           --
   President and Chairman of the         1997         210,000          22,000           21,166           --
   Board

Joseph F. Fojtasek...............        1995              --              --               --           --
   Chief Financial Officer, Vice         1996         102,917          25,040          133,333        35,000(1)
   President of Finance and              1997         136,000          30,000           25,000           --
   Administration, Secretary and
   Treasurer

Sandra D. Schreiber..............        1995         116,731           8,813           41,999           --
   Sr. Vice President, Operations        1996         145,000          26,440           50,000           --
                                         1997         155,000           5,000           25,000           --

Arnold C. Allen..................        1995         100,000           5,000           26,666           --
   Vice President, Corporate             1996         105,000          16,610           16,668           --
   Development                           1997         110,000          10,000           20,000           --

----------------------------

(1) Reimbursement of moving expenses.


STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its Equity Incentive Plan. As of December 31, 1997, options to purchase a total of 1,088,346 shares were outstanding under the Equity Incentive Plan and options to purchase 590,353 shares remained available for grant thereunder.

         The following table sets forth certain information regarding options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1997:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                              % OF TOTAL                                VALUE AT ASSUMED
                                              NUMBER OF        OPTIONS                                 ANNUAL RATES OF STOCK
                                             SECURITIES       GRANTED TO                                PRICE APPRECIATION
                                             UNDERLYING       EMPLOYEES     EXERCISE                     FOR OPTION TERM (3)
                                              OPTIONS         IN FISCAL     OR BASE    EXPIRATION     -----------------------
              NAME                           GRANTED (#)        YEAR (1)   PRICE ($/SH)  DATE (2)         5%           10%
-------------------------------------       -------------    ------------ ------------ ----------     ---------     ---------
Daniel S. Lankford...................         21,166(4)          5.83%        $15.50     01/29/07      $206,368     $522,800
Joseph F. Fojtasek...................         25,000(5)          6.89         $14.19     09/17/07       223,000      565,250
Sandra D. Schreiber..................         25,000(5)          6.89         $14.19     09/17/07       223,000      565,250
Arnold C. Allen......................         20,000(5)          5.51         $14.19     09/17/07       178,400      452,200

---------------------

(1) Based on 362,916 options granted in 1997.

(2) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of three months after such termination and the expiration date unless termination was a result of total and permanent disability, in which case, until the earlier of one year after such termination and the expiration date.

(3) The potential realizable value is calculated based on the term of the option (10 years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) Exercisable on the expiration date, unless the Board of Directors accelerates the vesting of the options based on the achievement of certain performance goals.

(5) One-fifth of the options vest on September 18, 1998. One-sixtieth of the options vest monthly thereafter.

         The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1997, (ii) the number of unexercised options held by the Named Executive Officers as of December 31, 1997 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock at December 31, 1997 ($9.625) exceeds the exercise price) as of December 31, 1997:

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                                                 VALUE OF UNEXERCISED
                                   SHARES                    NUMBER OF UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                                  ACQUIRED       VALUE             AT DEC. 31, 1997                  DEC. 31, 1997
           NAME                ON EXERCISE (#)  REALIZED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
           ----                ---------------  --------     ------------------------------    -------------------------
Daniel S. Lankford...........        --           --               198,150/113,999               $1,546,270/$76,727
Joseph F. Fojtasek...........        --           --                40,740/117,593                 $147,682/$335,650
Sandra D. Schreiber..........        --           --                68,296/93,369                  $565,352/$203,100
Arnold C. Allen..............        --           --                21,977/48,003                  $147,346/$130,943

EMPLOYMENT AGREEMENTS

         On July 11, 1994, the Company entered into an Employment Agreement with Daniel S. Lankford, which provided for Mr. Lankford's employment as the President and Chief Executive Officer of the Company (the "Lankford Employment Agreement"). Under the terms of the agreement, the Company agreed to pay Mr. Lankford a base salary of $180,000 and granted Mr. Lankford an option to purchase 282,000 shares of Common Stock at an exercise price of $.375 per share, subject to vesting over four years from the start of Mr. Lankford's employment with the Company. Mr. Lankford exercised this option as to 133,333 shares early, subject to the Company's right to repurchase a portion of such stock if Mr. Lankford leaves the Company prior to the expiration of the vesting of the option. The Company also paid Mr. Lankford $50,000 to cover his relocation expenses. In the event that the Company terminates Mr. Lankford's employment other than for cause, the Company agreed to pay Mr. Lankford an amount equal to six months of his base salary.

         On February 13, 1996, the Company entered into a letter agreement with Joseph F. Fojtasek, which provided for Mr. Fojtasek's employment with the Company as Vice President, Finance and Administration, and Chief Financial Officer. Under the terms of the letter agreement, the Company agreed to pay Mr. Fojtasek a base salary of $130,000 per year, plus a bonus of up to $26,000 in 1996 based on the achievement of certain performance goals and Company performance. The Company also agreed to grant Mr. Fojtasek an option to purchase 133,333 shares of Common Stock at an exercise price of $6.00 per share, subject to vesting over six years from the start of Mr. Fojtasek's employment with the Company. In addition, the Company agreed to grant Mr. Fojtasek a bonus payable at the rate of $1.50 for each share of Common Stock purchased by Mr. Fojtasek pursuant to such stock option grant. The Company also paid Mr. Fojtasek $35,000 to cover his relocation expenses. In the event that the Company terminates Mr. Fojtasek's employment, other than for cause, the Company agreed to pay Mr. Fojtasek an amount equal to six months of his base salary.

         On September 25, 1997, the Company entered into a letter agreement with Arthur S. Homa, which provided for Dr. Homa's employment with the Company as Vice President, Technology. Under the terms of the letter agreement, the Company agreed to pay Dr. Homa a base salary of $160,000 per year, plus a signing bonus of $25,000 and a bonus of up to $32,000 in 1998 based upon achievement of certain individual and corporate performance goals. Pursuant to the agreement, the Company also granted Dr. Homa an option to purchase 50,000 shares of Common Stock at an exercise price of $9.00, subject to vesting over five years from the start of Dr. Homa's employment with the Company, and an option to purchase 15,000 shares of Common Stock at an exercise price of $8.00, exercisable at the end of its ten-year term subject to acceleration in the event of achievement of certain performance goals. The Company also paid Dr. Homa $35,000 to cover his relocation expenses. In the event that the Company terminates Dr. Homa's employment, other than for cause, the Company agreed to pay Dr. Homa an amount equal to six months of his base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the fiscal year ended December 31, 1997, the Company had no compensation committee interlocks required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission.

                      REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION (1)

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the Company's compensation programs with respect to the Company's executive officers. The Committee currently consists of three non-employee directors: Messrs. Bottoms, Riegel and Stutts.

         The Committee sets and administers the policies which govern executive salaries, bonuses and the issuance of stock options pursuant to the Company's Equity Incentive Plan. The Committee evaluates the performance and determines the compensation of the Chief Executive Officer (the "CEO") and the other executive officers on an annual basis. The Company's objectives with respect to the compensation of its executive officers, including the CEO, are: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract, motivate and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform at the level the position requires.

         The components of the Company's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses and (iii) incentive compensation in the form of stock options.

         BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the battery development and manufacturing industry and other companies with which the Company competes for personnel. In establishing such salaries, the Committee also considers general geographic market conditions, individual experience and performance and the overall performance of the Company.

         ANNUAL CASH BONUSES. During fiscal year 1997, $67,000 in cash bonuses were awarded to executive officers of the Company (including the CEO). The Committee recommends the payment of bonuses to the Company's executive officers, including the CEO, to provide an incentive to such persons to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The size of the cash bonus awarded to each executive officer is based on the individual executive's performance during the preceding year.

         EQUITY INCENTIVE PLAN. Equity based incentive compensation has been established by the Company through its Equity Incentive Plan to provide executive officers of the Company with an opportunity to derive a benefit, along with the stockholders of the Company, from the long-term performance of the Company. Option grants under the Equity Incentive Plan are intended to closely align the interests of the executive officers and stockholders, and to reward, motivate and retain executive officers.

         The Company has historically rewarded its executive officers through the grant of stock options. Such options are granted from time to time to both executive and non-executive employees by either the Committee or the Board of Directors, based on an evaluation of a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company's industry; and (vi) the combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer. Based upon such criteria, four executive officers were granted




----------------------

   (1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

options during the fiscal year ended 1997 to purchase an aggregate of 91,166 shares of the Company's Common Stock.

         Stock options granted under the Equity Incentive Plan generally have a five (5) year vesting schedule, expire ten (10) years from the date of grant and have an exercise price equal to 100% of the fair market value of the underlying stock on the date of grant. Some options granted to certain officers of the Company do not vest until ten (10) years after grant, but are subject to accelerated vesting upon the achievement of certain corporate and individual performance goals.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Lankford's annual base salary in 1997 was $210,000, which represented an increase of $16,667 from his annual base salary in 1996. The Committee has set Mr. Lankford's base salary for fiscal 1998 at $235,000. The increases in Mr. Lankford's salary in both fiscal 1997 and 1998 reflected the Committee's recognition of Mr. Lankford's leadership of the Company during 1997 and the need to keep the Bolder CEO's base salary compensation component competitive with that of similar public companies. Mr. Lankford also earned a bonus in the amount of $22,000 in 1997, which amount represented a decrease of $58,000 from the bonus he earned in 1996. This decrease reflected the fact that the Company did not achieve certain corporate performance objectives, principally as a result of the slower than expected ramp up of commercial battery production by the Company.

         During 1997, Mr. Lankford was also awarded a stock option to purchase 21,166 shares of the Company's Common Stock at an exercise price of $15.50 per share, which price was equal to the fair market value of the Company's Common Stock on the date of grant. This option is only exercisable on the tenth anniversary of the date of grant, subject to accelerated vesting upon the achievement by the Company of certain performance goals.
This stock option was granted as an incentive for future performance.

         The Compensation Committee remains confident in Mr. Lankford's leadership abilities and is pleased and encouraged by the Company's progress under Mr. Lankford.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options granted pursuant to the Company's Equity Incentive Plan are intended to satisfy the requirements for the "performance-based compensation" exemption. As a result, the Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Board has not yet established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation." The Board will continue to evaluate the effects of the statute and to comply with the Code section 162(m) in the future to the extent consistent with the best interests of the Company.

                             COMPENSATION COMMITTEE

                                Wilmer R. Bottoms
                                 David L. Riegel
                                 Carl S. Stutts

                      PERFORMANCE MEASUREMENT COMPARISON (1)

         The Securities and Exchange Commission requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years or such shorter period of time as the Company has been publicly traded. The Company became a publicly traded company on May 1, 1996 when its initial public offering commenced. The following chart show the value of an investment of $100 made on May 1, 1996 (i) in the Company's Common Stock, (ii) in the Russell 2000 Index and (iii) in the Bridge Information Systems, Inc. Electronic and Equipment Controls Index.

         Total stockholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period by (ii) the share price at the end of the period.

                                    [GRAPH]

-------------------------------------------------------------------------------------------------------------
                                            5/1/96                   12/31/96                   12/31/97
-------------------------------------------------------------------------------------------------------------
Electronic and Equipment Controls          100.000                   110.267                    116.557
-------------------------------------------------------------------------------------------------------------
Bolder Technologies                        100.000                   156.548                     91.667
-------------------------------------------------------------------------------------------------------------
Russell 2000                               100.000                   103.520                    124.763
-------------------------------------------------------------------------------------------------------------




----------------------------

   (1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                              CERTAIN TRANSACTIONS

         In June 1995, the Company and Johnson Controls, Inc. ("Johnson Controls") established a joint venture (the "Joint Venture") to develop high volume manufacturing technology for TMF batteries, to manufacture TMF batteries for sale by both partners and to pursue hybrid electric vehicle battery development opportunities for TMF batteries. In 1997, having substantially completed its primary objective of developing the high volume manufacturing technology, the Company and Johnson Controls announced a new strategic partnership which replaced the Joint Venture effective as of July 1996. Under the terms of the new strategic partnership, which was finalized in July 1997, each party will separately implement TMF battery manufacturing facilities to best meet the unique requirements of the markets addressed by each.

         In connection with the agreement to discontinue the Joint Venture, Bolder received a cash payment from Johnson Controls as well as all of the tangible assets of the Joint Venture and, in return, granted Johnson Controls the following licenses: (i) an exclusive license to make and sell TMF primary batteries and emergency on-board starting batteries for the car and truck engine starting market (except as to Bolder which has the right to make TMF batteries and sell into such market beginning in 2001), (ii) a non-exclusive license to make and sell TMF emergency jump-starting batteries for the car and truck engine starting market, (iii) an exclusive license (except as to Bolder which has the right to sell into the market) to make and sell TMF primary batteries and emergency on-board starting batteries in the lawn and garden starting market,
(iv) a non-exclusive license to make and sell TMF emergency jump-starting batteries for the laws and garden starting market, and (v) a non-exclusive license to make and sell TMF batteries in the motorcycle starting, HEV and standby power markets. All of the licenses are royalty bearing and certain of the licenses are subject to minimum royalties and minimum performance criteria. Bolder and Johnson Controls also entered into a cross supply agreement with commitments to supply the other party with minimum quantities of TMF battery products for several years.

         The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained form unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on form 10-K for the year ended December 31, 1997, including financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to Joseph F. Fojtasek, Chief Financial Officer and Vice President of Finance and Administration, 4403 Table Mountain Drive, Golden, Colorado 80403.


                                   By Order of the Board of Directors,

                                   /s/ Joseph F. Fojtasek

                                   Joseph F. Fojtasek, Secretary

April 30, 1998

                         BOLDER TECHNOLOGIES CORPORATION

                4403 TABLE MOUNTAIN DRIVE, GOLDEN, COLORADO 80403

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 1998

         The undersigned hereby constitutes and appoints Daniel S. Lankford and Joseph F. Fojtasek, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Bolder Technologies Corporation to be held at 4403 Table Mountain Drive, Golden, Colorado, on Thursday, June 4, 1998, at 11:00 a.m. local time and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

1.       ELECTION OF CLASS II DIRECTORS.

         [ ]  FOR ALL NOMINEES       [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

         Nominees: Wilmer R. Bottoms, William D. Connor, Carl S. Stutts

      (To withhold vote for any individual nominee, write that name below.)

     ----------------------------------------------------------------------

2.       RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.

         [ ]  FOR              [ ]  AGAINST         [ ] ABSTAIN

         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

         In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please mark, sign and return promptly using the enclosed envelope.

Dated                  , 1998
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                                    Signature(s)

                                    NOTE: Please mark, sign and return
                                    promptly using the enclosed envelope.
                                    Executors, administrators, trustees,
                                    etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.